UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2012

AUTO HOME LOCK, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-175792

(Commission File Number)

80-0729029

(IRS Employer Identification No.)

Rua Presidente Lincoln 218, Atibaia, SP, Brazil 12945-040

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 775.321.8215

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 30, 2012, Raul Goncalves Pinheiro resigned as a director and officer of our company.  Mr. Pinheiro's resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise

Effective October 30, 2012, Maria Belisario was appointed a director, president, chief financial officer and as secretary of our company.

Ms. Belisario, has more than 12 years experience working with highly dynamic, start-up environments as well as established corporate environments and brings a comprehensive and extensive core background and experience in business administration and corporate legal affairs with concentrations in contracts, corporate matters and small business or closely held organizations.  Ms. Belisario is currently the Vice President of Administration & Corporate Affairs for Eclipse Identity Recognition Corporation.  Prior to her joining Eclipse in 2011, Ms. Belisario was Director of Administration, Human Resources and Finance and served as Corporate Secretary for several high-tech companies in Silicon Valley, namely MagSil Corporation, HealthHighway and Secguen Corporation and also served as consultant for other high-tech companies.  Ms. Belisario holds a J.D. from Concord University School of Law, a Masters in Public Administration from California State University, East Bay, a Double Bachelors Degree in Political Science and Biological Science from the University of California, Davis and is currently pursuing a Masters in Small Business Law (LL.M) from Concord University School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTO HOME LOCK INC.

/s/ Maria Belisario
Maria Belisario
President
Date:	October 30, 2012